Exhibit 99.1

Quantum Reports Second Quarter Fiscal 2022 Results

Revenue Increases 5% Sequentially to $93.2 Million
Guides For 12% Sequential Growth in Third Fiscal Quarter

SAN JOSE, Calif., November 3, 2021 -- Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal second quarter results ended September 30, 2021.

Second Quarter Fiscal 2022 Financial Summary and Recent Highlights

•Revenue grew 9% year-over-year to $93.2 million, exceeding the high-end of the guidance range
•GAAP net loss was $9.3 million, or ($0.16) per share; adjusted non-GAAP net income was $0.1 million, or $0.00 per diluted share
•Ended the quarter with $50.0 million in backlog, compared to $30.0 million in the prior quarter
•Software and recurring licensing customers grew 30% sequentially, while bookings were up greater than 70%
•Adjusted EBITDA was $5.3 million, exceeding the high-end of the guidance range
•Acquired EnCloudEn, a hyperconverged software startup, expanding presence in video surveillance and driving shift towards recurring software revenue model

Jamie Lerner, Chairman and CEO, Quantum commented, "Our second quarter results exceeded the high-end of our guidance range across all key metrics, supported by strong customer demand while increasing backlog to over $50 million. Orders from our hyperscale customers grew sequentially for the third consecutive quarter, and while not all orders will ship in the subsequent quarter, visibility into revenue contribution from this growing base has improved dramatically relative to a year ago. The ongoing industry supply constraints improved during the quarter, but still restricted our ability to meet all end customer demand. We anticipate supply chain constraints will see further improvement in our third fiscal quarter, which should allow the company to see a sequential reduction in current backlog levels.

“Also, during the quarter, software and recurring licensing revenue increased significantly, with our CatDV software delivering a second consecutive quarter of increased bookings, driven by strong adoption across sports, entertainment and enterprise markets. Our recurring software and services customer base continued to accelerate with bookings 2 times greater than customers in the quarter, demonstrating a growing backlog of higher margin recurring revenue. Additionally, the integration of Pivot3 has progressed well, and we have begun to cross-sell these video surveillance software solutions to our current customer base. Further, the recent launch of our ActiveScale Cold Storage, which combines tape architecture and storage-as-a -service software, offers hyperscale-level archive storage options for the enterprise and cloud providers, broadening the company’s available market and cross-selling opportunities.”

Mr. Lerner concluded by stating, “Our team’s continued execution during these ongoing supply chain constraints has been exceptional. The underlying fundamentals of our business, as well as the overall demand environment, are the strongest they have been since I joined the company. We are building an organization that over the long-term can support significantly higher levels of revenue, while shifting to a higher mix of recurring revenue. We look forward to sharing more details about our transition to a recurring revenue model at our upcoming virtual Analyst Day on November 9th.”

Second Quarter Fiscal 2022 vs. Prior Quarter
Revenue for the second quarter fiscal 2022 was $93.2 million, representing an increase of 4.6% sequentially from $89.1 million last quarter. Gross profit in the second quarter of fiscal 2022 was $38.4 million, or 41% of revenue, compared to $37.3 million, or 42% of revenue, in the prior quarter.

Total operating expenses in the second quarter of fiscal 2022 were $39.3 million, or 42% of revenue, compared to $37.3 million, or 42% of revenue, in the prior quarter. Selling, general and administrative expenses were $26.9 million in the quarter, compared to $25.8 million in the first fiscal quarter 2022. Research and development expenses were $12.4 million in the second quarter of fiscal 2022, compared to $11.3 million last quarter.

GAAP net loss in the second quarter of fiscal 2022 was $9.3 million, or ($0.16) per share, which included a debt extinguishment charge of $15 million partially offset by a gain of $10 million for the forgiveness on the PPP loan, compared to a net loss of $4.2 million, or ($0.07) per share, in the first fiscal quarter 2022. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted net income in the second fiscal quarter of 2022 was $0.1 million, or $0.00 per diluted share, compared to adjusted net income of $0.1 million, or $0.00 per diluted share, last quarter.

Adjusted EBITDA in the Second quarter of fiscal 2022 was $5.3 million, compared to $5.4 million in the prior quarter.

For a full reconciliation of GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the financial reconciliation tables below.

Balance Sheet and Liquidity
•Cash and cash equivalents including restricted cash was $23.2 million as of September 30, 2021, compared to $24.6 million as of June 30, 2021.
•Outstanding long-term debt as of September 30, 2021, excluding the $10 million drawn on the revolver, was $91.4 million. This compares to $81.3 million of outstanding debt as of June 30, 2021.
•Total interest expense was $3.1 million, compared to $3.9 million for the three months ended June 30, 2021.

Outlook
Given the expected improvements in the supply chain for the third fiscal quarter of 2022, the company expects the following guidance range:

•Revenues of $104 million, plus or minus $5 million
•Non-GAAP adjusted net income of breakeven, plus or minus $1 million
•Non-GAAP adjusted net income per share of $0.00, plus or minus $0.02
•Adjusted EBITDA of $5 million, plus or minus $1 million

For fiscal year 2022, the company continues to expect to achieve the following revenue guidance range:
•Revenues of $380 to $420 million, determined by the timing of supply chain improvements

Conference Call and Webcast
Management will host a live conference call today, November 3, 2021, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering pass code 13724393. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at http://investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through November 10, 2021. To access the replay dial 1-877-660-6853 and enter the pass code 13724393 at the prompt. International callers should dial +1-201-612-7415 and enter the same passcode. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum
Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO) and the Russell 2000® Index. For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers, statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; continued progress in our business transformation; the anticipated impact and benefits of our acquisition of Pivot3’s video surveillance portfolio and assets; the anticipated impact and benefits of the refinancing of our outstanding debt; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of Pivot3’s video surveillance business; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on May 26, 2021 and our Form 10-Q filed on November 3, 2021. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Jeffrey Schreiner

P: 949-224-3874 | 512-243-8976 E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$22,757	$27,430
Restricted cash	450	707
Accounts receivable, net of allowance for doubtful accounts of $350 and $406	63,098	73,102
Manufacturing inventories	28,848	24,467
Service parts inventories	23,564	23,421
Other current assets	11,451	6,939
Total current assets	150,168	156,066
Property and equipment, net	12,295	10,051
Intangible assets, net	9,132	5,037
Goodwill	10,262	3,466
Restricted cash	—	5,000
Right-of-use assets, net	7,917	9,383
Other long-term assets	8,684	5,921
Total assets	$198,458	$194,924
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$36,991	$35,245
Deferred revenue	78,105	84,027
Accrued restructuring charges	20	580
Long-term debt, current portion	3,125	1,850
Accrued compensation	15,435	19,214
Other accrued liabilities	18,750	18,174
Total current liabilities	152,426	159,090
Deferred revenue	40,766	36,126
Long-term debt, net of current portion	101,368	90,890
Operating lease liabilities	6,818	8,005
Other long-term liabilities	13,073	13,058
Total liabilities	314,451	307,169
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 59,272 and 56,915 shares issued and outstanding	593	570
Additional paid-in capital	636,538	626,664
Accumulated deficit	(752,029)	(738,623)
Accumulated other comprehensive loss	(1,095)	(856)
Total stockholders’ deficit	(115,993)	(112,245)
Total liabilities and stockholders’ deficit	$198,458	$194,924

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product	$54,655	$50,850	$106,786	$90,537
Service	34,359	31,494	67,189	61,880
Royalty	4,166	3,477	8,303	6,709
Total revenue	93,180	85,821	182,278	159,126
Cost of revenue:
Product	41,124	34,998	79,864	65,380
Service	13,669	12,089	26,748	24,160
Total cost of revenue	54,793	47,087	106,612	89,540
Gross profit	38,387	38,734	75,666	69,586
Operating expenses:
Research and development	12,389	10,233	23,680	20,395
Sales and marketing	15,462	13,153	29,414	24,723
General and administrative	11,466	10,263	23,293	21,825
Restructuring charges	8	1,585	274	2,637
Total operating expenses	39,325	35,234	76,661	69,580
Income (loss) from operations	(938)	3,500	(995)	6
Other income (expense), net	126	(312)	(71)	(697)
Interest expense	(3,070)	(7,578)	(6,956)	(14,015)
Net loss before income taxes	(8,842)	(4,390)	(12,982)	(14,706)
Income tax provision	411	202	424	622
Net loss	$(9,253)	$(4,592)	$(13,406)	$(15,328)

Net loss per share - basic and diluted	$(0.16)	$(0.11)	$(0.23)	$(0.38)
Weighted average shares - basic and diluted	58,567	40,286	57,852	40,097

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(13,406)	$(15,328)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,967	2,580
Amortization of debt issuance costs	1,629	3,015
Long-term debt related costs	—	167
Provision for product and service inventories	2,418	3,588
Stock-based compensation	6,273	4,550
Paycheck Protection Program loan forgiveness	(10,000)	—
Non-cash loss on debt extinguishment	8,471	—
Other	(20)	1,268
Changes in assets and liabilities:
Accounts receivable, net	10,024	7,568
Manufacturing inventories	(5,199)	(8,858)
Service parts inventories	(1,818)	(4,333)
Accounts payable	1,559	1,601
Accrued restructuring charges	(560)	240
Accrued compensation	(3,779)	2,922
Deferred revenue	(9,032)	(12,584)
Other assets and liabilities	(5,789)	(5,693)
Net cash used in operating activities	(15,262)	(19,297)
Investing activities
Purchases of property and equipment	(2,396)	(1,434)
Business acquisition, net of cash acquired	(5,000)	—
Net cash used in investing activities	(7,396)	(1,434)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	94,961	19,400
Repayments of long-term debt	(93,051)	—
Borrowings of credit facility	126,084	140,987
Repayments of credit facility	(116,084)	(144,058)
Borrowings of payment protection program	—	10,000
Proceeds from issuance of common stock	806	537
Net cash provided by financing activities	12,716	26,866
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12	(96)
Net change in cash, cash equivalents and restricted cash	(9,930)	6,039
Cash, cash equivalents, and restricted cash at beginning of period	33,137	12,270
Cash, cash equivalents, and restricted cash at end of period	$23,207	$18,309
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$22,757	$12,517
Restricted cash, current	450	792
Restricted cash, long-term	—	5,000
Cash, cash equivalents and restricted cash at the end of period	$23,207	$18,309

NON-U.S. GAAP FINANCIAL MEASURES
To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, or (9) and acquisition-related amortization of intangibles assets from business combinations.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, or (6) acquisition-related amortization of intangibles assets from business combinations.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(9,253)	$(4,592)	$(13,406)	$(15,328)
Interest expense, net	3,070	7,578	6,956	14,015
Provision for income taxes	411	202	424	622
Depreciation and amortization expense	1,688	1,295	3,031	2,580
Stock-based compensation expense	3,072	2,591	6,273	4,549
Restructuring charges	8	1,585	274	2,637
Loss on extinguishment of Senior Secured Term Loan	14,960	—	14,960	—
Gain on PPP loan forgiveness	(10,000)	—	(10,000)	—
Amortization of acquisition related intangible assets	471	—	936	—
Acquisition-related costs	811	—	950	—
Long-term debt related costs	45	203	252	1,169
Adjusted EBITDA	$5,283	$8,862	$10,650	$10,244

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(9,253)	$(4,592)	$(13,406)	$(15,328)
Stock-based compensation	3,072	2,591	6,273	4,549
Restructuring charges	8	1,585	274	2,637
Loss on extinguishment of Senior Secured Term Loan	14,960	—	14,960	—
Gain on PPP loan forgiveness	(10,000)		(10,000)
Amortization of acquisition related intangible assets	471	—	936	—
Acquisition-related costs	811	—	950	—
Long-term debt related costs	45	203	252	1,169
Adjusted net income (loss)	$114	$(213)	$239	$(6,973)

Adjusted Net Income per share:
Basic	$0.00	$(0.01)	$0.00	$(0.17)
Diluted	$0.00	$(0.01)	$0.00	$(0.17)
Weighted average shares outstanding:
Basic	58,567	40,286	57,852	40,097
Diluted	67,762	40,286	68,167	40,097